UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 14, 2021

Date of Report (Date of earliest event reported)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Ident. No)

105 Leader Heights Road, PO Box 2887, York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip Code)

717-747-1519

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	CVLY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 15, 2021, Codorus Valley Bancorp, Inc. (the "Company") issued a press release announcing the retirement of Larry J. Miller as President and Chief Executive Officer of the Company, effective as of September 30, 2021, and his transition to the new role of Executive Chair of the Company, a position he will hold until December 31, 2021.

Mr. Miller also will continue as Executive Chair and a member of the Board of Directors of PeoplesBank, A Codorus Valley Company, the Company's wholly-owned bank subsidiary ("PeoplesBank"), until December 31, 2021.

The press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, also announced the appointment of Craig L. Kauffman, age 58, as President and Chief Executive Officer of the Company, effective October 1, 2021. Mr. Kauffman has served as Executive Vice President and Chief Operating Officer of the Company and as President and Chief Executive Officer of PeoplesBank since August 2018. Mr. Kauffman will remain as President and Chief Executive Officer of PeoplesBank and as a member of the Board of Directors of both the Company and PeoplesBank. Previously, Mr. Kauffman served as Regional President of BB&T Bank, Lancaster, Pennsylvania, from 2015 to August 2018, and as Pennsylvania CEO of Susquehanna Bank, Lancaster, Pennsylvania, from 2013 until 2015.

On September 14, 2021, the Company and PeoplesBank entered into Amendment No. 3 with Mr. Miller to his employment agreement (the "Miller Amendment"), to reflect his upcoming retirement as President and Chief Executive Officer of the Company and his transition to the position of Executive Chair of the Company until December 31, 2021. The Miller Amendment amends the existing employment agreement between the Company, PeoplesBank and Mr. Miller, dated December 27, 2005 and amended August 9, 2011 and March 8, 2016. The Miller Amendment confirmed that Mr. Miller's current base salary of $375,000 would continue until December 31, 2021 and that he would be eligible to participate in the Company's Executive Incentive Plan for calendar year 2021. The Miller Amendment is effective as of October 1, 2021. The foregoing description of the Miller Amendment is qualified in its entirety by reference to the full text of the Miller Amendment which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on September 14, 2021, the Company and PeoplesBank entered into Amendment No. 1 with Mr. Kauffman to his employment agreement (the "Kauffman Amendment"), to reflect his appointment as President and Chief Executive Officer of the Company. The Kauffman Amendment amends the existing employment agreement between the Company, PeoplesBank and Mr. Kauffman, dated August 6, 2018. The Kauffman Amendment sets Mr. Kauffman's annual base salary at $510,000, increases the initial term of the employment agreement from two (2) to three (3) years and increases the lump sum payment due to Mr. Kauffman if he is terminated other than "for cause," or if Mr. Kauffman terminates his employment for "good reason," within two (2) years following a change in control, of the Company or PeoplesBank, from two (2) times to three (3) times the sum of his base salary and bonus. The Kauffman Amendment also increases the period of benefit continuation for Mr. Kauffman in the event of a termination of employment as described above from two (2) years to three (3) years. The Kauffman Amendment is effective as of October 1, 2021.

The foregoing description of the Kauffman Amendment is qualified in its entirety by reference to the full text of the Kauffman Amendment, which is attached hereto as Exhibit 10.2 and incorporated hereby by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Amendment No. 3 to Employment Agreement, dated as of September 14, 2021, by and among the Company, PeoplesBank and Larry J. Miller

	10.2	Amendment No. 1 to Employment Agreement, dated as of September 14, 2021, by and among the Company, PeoplesBank and Craig L. Kauffman

	99.1	Press Release dated September 15, 2021

	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8K to be signed on its behalf by the undersigned, thereunto duly authorized.

Codorus Valley Bancorp, Inc.

Date:	September 15, 2021	By: /s/ Larry D. Pickett
Larry D. Pickett, CPA
Treasurer
(Principal Financial and Accounting Officer)

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